Exhibit 10.2

DEFINITIVE AGREEMENT

AMENDMENT NO. 1

Dated as of October 27, 2014

to and under

Credit Agreement

Dated as of October 28, 2013

Each of SOUTH STATE CORPORATION, formerly known as “First Financial Holdings, Inc.” (the “Company”), and U.S. BANK NATIONAL ASSOCIATION (the “Lender”) agree as follows:

1.                                      Credit Agreement.

Reference is made to the Credit Agreement, dated as of October 28, 2013, between the Company and the Lender (said credit agreement, as amended, supplemented or modified from time to time, the “Credit Agreement”). Terms used but not defined in this Amendment No. 1 (this “Amendment”) shall have the meanings ascribed to them in the Credit Agreement.

2.                                      Amendments. On and after the Effective Date (as defined in Section 5 below), the Credit Agreement shall be amended as hereinafter set forth.

(a)                                 The first Recital to the Credit Agreement shall be amended by deleting the first sentence thereof in its entirety and replacing it with the following sentence “The Company has requested that the Lender extend to it credit in the aggregate principal amount not to exceed $20,000,000 in the form of Revolving Loans.”

(b)                                 Section 1.1(a) shall be amended:

(i)                                     by inserting the following definitions where alphabetically appropriate:

“‘AML Laws’ means all laws, rules, and regulations of any jurisdiction applicable to the Lender, the Company, or any Subsidiary from time to time concerning or relating to anti-money laundering.

‘Anti-Corruption Laws’ means all laws, rules, and regulations of any jurisdiction applicable to the Company or any Subsidiary from time to time concerning or relating to bribery or corruption.

‘CP Balance’ shall mean, with respect to any Fiscal Quarter, the average aggregate balance of U.S. Bank National Association commercial paper and Eurodollar investments held by the Company and each Bank Subsidiary with Lender during such Fiscal Quarter, which investments are subject to partial or total redemption at the option of the investor by not less than thirty-one (31) calendar days prior oral and written notification to the Lender.”;

(ii)                                  by deleting the definition of “Commitment Fee Percentage” in its entirety and replacing it with the following:

“‘Commitment Fee Percentage’ shall mean, for any Fiscal Quarter (or portion thereof), the greater of (a) 0.00% or (b) the percentage determined by subtracting the Facility Usage Adjustment Percentage for such Fiscal Quarter (or portion thereof) from (i) 0.275%, if the CP Balance for such Fiscal Quarter is less than $10,000,000, (ii) 0.175%, if the CP Balance for such Fiscal Quarter is at least $10,000,000 but less than $20,000,000, and (iii) 0.075%, if the CP Balance for such Fiscal Quarter is at least $20,000,000.”;

(iii)                               by inserting where alphabetically appropriate the following definitions:

“‘Facility Usage Adjustment Percentage’ shall mean, for any Fiscal Quarter (or portion thereof), (a) 0.00%, if the Average Daily Principal Balance during such Fiscal Quarter (or portion thereof) is $5,000,000 or less, (b) 0.075%, if the Average Daily Principal Balance during such Fiscal Quarter (or portion thereof) is greater than $5,000,000 but less than or equal to $10,000,000, and (c) 0.15%, if the if the Average Daily Principal Balance during such Fiscal Quarter (or portion thereof) is greater than $10,000,000 but less than or equal to $15,000,000, and (d) 0.225%, if the Average Daily Principal Balance during such Fiscal Quarter (or portion thereof) is greater than $15,000,000.

‘FATCA’ means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

‘OFAC’ shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.”;

(iv)                              by deleting the amount “30,000,000” where it appears in the definition of “Revolving Credit Commitment” and replacing said amount with “$20,000,000”;

(v)                                 by inserting where alphabetically appropriate the following definitions:

“‘Sanctions’ means economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of State, or the U.S. Department of Commerce, or any other relevant Government Authority.

‘Sanctioned Country’ means, at any time, a country or territory which is, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country, territory or government (currently, Cuba, Iran, Burma, North Korea, Sudan, and Syria).

‘Sanctioned Person’ means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including: (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by OFAC, the U.S. Department of State, or the U.S. Department of Commerce), or any other relevant Government Authority; (b) any Person located, organized or resident in, or any Government Authority of, a Sanctioned Country; or (c) any Person 25% or more directly or indirectly owned by, controlled by, or acting for the benefit or on behalf of, any Person described in clauses (a) or (b) hereof.

‘South State Bank’ shall mean South State Bank, a South Carolina banking corporation.”; and

(vi)                              by deleting the date “October 27, 2014” where it appears in the definition of “Termination Date” and replacing said date with “October 26, 2015”.

(c)                             The name “SCBT” shall (i) be deleted where it appears in (A) the second line of the definition of “Material Adverse Effect”, (B) the first line of the definition of “Net Income”, (C) the first and third lines of Section 3.20 of the Credit Agreement, and (D) the first line of Section 5.11(e) of the Credit Agreement, and (ii) in each such case, be replaced with the name “South State Bank”.

(d)                            Section 2.7 of the Credit Agreement shall be amended by deleting in its entirety the parenthetical phrase “(excluding taxes on its overall income and franchise taxes)” where it appears in the fourth line thereof and replacing it with the following: ‘(excluding Taxes on its overall income and franchise Taxes and any Taxes imposed on the Lender pursuant to FATCA)”.

(e)                             Section 2.8 of the Credit Agreement shall be amended by inserting the paragraph enumerator “(a)” immediately before the phrase “If any Tax is required” where it appears in the first line thereof and by adding the following as a new paragraph (b):

“(b) If a payment made to any participant under Section 8.2(b) (a “Participant”) under any this Agreement or any Related Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Participant were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Participant shall deliver to the Company and the Lender at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Lender such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Lender as may be necessary for the Company and the Lender to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (b), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.”

(f)                              Immediately after Section 3.21 of the Credit Agreement, there shall be added as Section 3.22 of the Credit Agreement the following provision:

“3.22                  AML Laws; Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective Affiliates and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions. None of (a) the Company or any Subsidiary or any of their respective directors or officers, or, to the knowledge of the Company, any of their respective Affiliates, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary or other Affiliate of the Company or such Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is a Sanctioned Person, or (ii) is in violation of AML Laws, Anti-Corruption Laws, or Sanctions. No borrowing of a Loan, use of proceeds of a Loan, or other transaction contemplated by this Agreement will cause a violation of AML Laws, Anti-Corruption Laws or applicable Sanctions by any Person participating in the transactions contemplated by this Agreement, whether as lender, borrower, guarantor, agent, or otherwise. The Company represents that, except as disclosed to the Lender prior to the date of this Agreement, neither it nor any of its Subsidiaries, or, to the knowledge of the Company, any other Affiliate of the Company or such Subsidiary has engaged in or intends to engage in any dealings or transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country.”

(g)                             Section 5.1 is hereby amended by deleting clause (b) thereof in its entirety and replacing it with the following

“(b) comply in all Material respects with all Requirements of Law and maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions;”

(h)                            Section 5.11(e) shall be amended by deleting the amount “$10,500,000” where it appears at the end of said section and replacing said amount with “$10,000,000”.

(i)                                There shall be added, immediately following Section 6.7, the following new Section 6.8:

“6.8                         Prohibited Borrowings and Uses of Proceeds. Not request any borrowing of a Loan or use, and shall ensure that its Subsidiaries and its or their respective Affiliates and agents will not, to the best knowledge of the Company or any such Subsidiary or Affiliate, use, directly or indirectly, the proceeds of any such Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, other Affiliate of the Company or such Subsidiary, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or AML Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or involving any goods originating in or with a Sanctioned Person or Sanctioned Country, or (c) in any

manner that would result in the violation of any Sanctions by any Person (including any Person participating in the transactions contemplated hereunder, whether as underwriter, advisor lender, investor or otherwise).”

(j)                               Section 8.8 shall be amended by deleting the name “First Financial Holdings, Inc.” where it appears in the notice address immediately after the clause “if to the Company:” and replacing said name with “South State Corporation”.

3.                                 Continuing Effect of Credit Agreement. The provisions of the Credit Agreement, as amended by the amendments in Section 2 hereof, are and shall remain in full force and effect and are hereby in all respects confirmed, approved and ratified.

4.                                 Representations and Warranties. In order to induce the Lender to agree to the amendments contained herein, the Company hereby represents and warrants as follows:

(a)                            The Company has the power, and has taken all necessary action to authorize it, to execute, deliver and perform in accordance with their respective terms, this Amendment and the Credit Agreement as amended by this Amendment. This Amendment has been duly executed and delivered by the duly authorized officers of the Company and is, and the Credit Agreement as amended by this Amendment is, the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

(b)                            Each of the representations and warranties set forth in Section 3 of the Credit Agreement, after giving effect to this Amendment, shall be made at and as of the Effective Date, except to the extent that any such representations or warranties are made as of a specified date or with respect to a specified period of time, in which case such representations and warranties shall be made as of such specified date or with respect to such specified period.

5.                                 Conditions to Effectiveness. This Amendment shall be effective as of October 27, 2014 (the “Effective Date”), but only after the Lender, in its sole discretion, shall have determined that each of the following conditions has been satisfied by the Company or waived by the Lender:

(a) The Lender shall have received each of the following in form and substance satisfactory to it:

(i)            this Amendment duly executed by the Company and the Lender;

(ii)           an incumbency certificate, dated the Effective Date, executed by the secretary or assistant secretary of the Company, which shall identify by name and title, and bear the signature of, each officer of the Company authorized to sign this Amendment and the documents delivered by the Company hereunder and to effect the amendments contemplated hereby (each such officer, an “Authorized Officer”);

(iii)          either a copy of the by-laws of the Company, certified on the Effective Date by the secretary or assistant secretary of the Company, or a certificate, dated the Effective Date, of the secretary or assistant secretary of the Company certifying that the by-laws of the Company, as delivered to the Lender under Section 4.1 of the Credit Agreement, remain in full force and effect without amendment or modification of any kind;

(iv)                              either a copy of the by-laws of South State Bank, certified on the Effective Date by the secretary or assistant secretary of the South State Bank, or a certificate, dated the Effective Date, of the secretary or assistant secretary of South State Bank certifying that the by-laws of South State Bank, as delivered to the Lender under Section 4.1 of the Credit Agreement, remain in full force and effect without amendment or modification of any kind;

(v)                                 a Certificate of Existence for the Company, issued by the Office of the Secretary of State of South Carolina, and either certified copies of the Articles of Incorporation of the Company, issued by the Office of the Secretary of State of South Carolina, or a certificate, dated the Effective Date, of the secretary or assistant secretary of the Company certifying that the Articles of Incorporation of the Company, as delivered to the Lender under Section 4.1 of the Credit Agreement, remain in full force and effect without amendment or modification of any kind;

(vi)                              a Certificate of Existence for South State Bank and certified copies of the Articles of Incorporation of South State Bank, in each case issued by the Office of the Secretary of State of South Carolina;

(vii)                           copies (in form and substance satisfactory to the Lender), certified on the Effective Date by the secretary or assistant secretary of the Company, of resolutions of the Company authorizing the execution and delivery of this Amendment;

(viii)        a certificate, dated the Effective Date, of an Authorized Officer stating that each representation made or deemed made under Section 4 of this Amendment is true and correct on and as of such date or, in the case of any such representation or warranty that is made as of a specified date or with respect to a specified period of time, as of such specified date or with respect to such specified period;

(ix)                              an opinion of counsel for the Company, who may be in-house counsel, dated the Effective Date, with respect to this Amendment, the Credit Agreement as amended hereby, and the matters contemplated hereby and thereby; and

(x)                                 such other information, documents or materials as the Lender may have reasonably requested.

6.                                 Governing Law. This Amendment shall, pursuant to New York General Obligations Law 5-1401, be construed in accordance with and governed by the law of the State of New York.

7.                                 Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

8.                                 Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers all as of the date set forth below.

SOUTH STATE CORPORATION

By:
Name:	John C. Pollok
Title:	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION

By:
Name:	Jeffrey P. Googins
Title:	Vice President

Amendment No. 1 to and under Credit Agreement